Exhibit 10.7

Execution Version

CONFIDENTIALITY AND LOCKUP AGREEMENT

This Confidentiality and Lockup Agreement is dated as of August 26, 2020 and is between Trine Acquisition Corp., a Delaware corporation (“Trine”), and each of the stockholder parties identified on Exhibit A hereto and the other persons who enter into a joinder to this Agreement substantially in the form of Exhibit B hereto with the Company in order to become a “Stockholder Party” for purposes of this Agreement (collectively, the “Stockholder Parties”).  Capitalized terms used but not defined herein shall have the meanings assigned to them in the Stockholders Agreement (as defined below).

BACKGROUND:

WHEREAS, the Stockholder Parties own or will own equity interests in Desktop Metal, Inc., a Delaware corporation (“Legacy DM”), and/or Trine;

WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated as of August 26, 2020 (the “Merger Agreement”), Sparrow Merger Sub, a Delaware corporation and a direct, wholly owned subsidiary of Trine, will merge (the “Merger”) with and into Legacy DM, with Legacy DM surviving the Merger as a wholly owned subsidiary of Trine;

WHEREAS, immediately following the Merger, Trine will change its name to “Desktop Metal, Inc.” and, concurrently, Legacy DM will be renamed; and

WHEREAS, Trine Sponsor IH, LLC, a Delaware limited liability company (“Sponsor”) and a party hereto, is also executing the Stockholders Agreement on the date hereof; and

WHEREAS, in connection with the Merger and effective upon the consummation thereof, the parties hereto wish to set forth herein certain understandings between such parties with respect to confidentiality and restrictions on transfer of equity interests in Trine.

NOW, THEREFORE, the parties agree as follows:

ARTICLE I
INTRODUCTORY MATTERS

1.1                               Defined Terms.  In addition to the terms defined elsewhere herein, the following terms have the following meanings when used herein with initial capital letters:

“Action” has the meaning set forth in Section 4.8.

“Agreement” means this Confidentiality and Lockup Agreement, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof.

“Common Stock” means the Class A common stock, par value $0.0001 per share, of the Company, following the consummation of the Merger.

“Company” means Desktop Metal Inc., following the consummation of the Merger.

“Confidential Information” means any information concerning the Company or its Subsidiaries that is furnished after the date of this Agreement by or on behalf of the Company or its designated representatives to a Stockholder Party or its designated representatives, together with any notes, analyses, reports, models, compilations, studies, documents, records or extracts thereof containing, based upon or derived from such information, in whole or in part; provided, however, that Confidential Information does not include information:

(i)                                     that is generally known to the public at the time of disclosure or becomes generally known without violation of this Agreement by the receiving Stockholder Party or its designated representatives;

(ii)                                  that is in the Stockholder Party’s possession or the possession of the Stockholder Party’s representatives at the time of disclosure otherwise than as a result of Stockholder Party’s or its designated representatives’ breach of any legal or fiduciary obligation of confidentiality;

(iii)                               that becomes known to the receiving Stockholder Party or its designated representatives through disclosure by sources, other than the Company, having the legal right to disclose such Confidential Information;

(iv)                              that is independently developed by the receiving Stockholder Party or its designated representatives who have not directly or indirectly had access to the Confidential Information, as is clearly provable by competent evidence in their possession; or

(v)                                 that the receiving Stockholder Party or its designated representatives is required, in the good faith determination of such receiving Stockholder Party or designated representative, to disclose by applicable Law, regulation or legal process, provided that such receiving Stockholder Party or designated representative takes reasonable steps to minimize the extent of any such required disclosure, discloses only that portion of the Confidential Information that such Stockholder Party’s legal counsel advises is legally required to be disclosed, and provides the Company with the opportunity to seek a protective order or other appropriate remedy to prevent such disclosure, provided further that no such steps to minimize disclosure shall be required where disclosure is made in connection with a routine audit or examination by a bank examiner or auditor and such audit or examination does not specifically reference the Company or this Agreement.

“covered shares” has the meaning set forth in Section 3.1.

“designated representatives” has the meaning set forth in the Stockholders Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“immediate family” has the meaning set forth in Section 3.1(b).

“Legacy DM” has the meaning set forth in the Background.

“Lock-Up Period” has the meaning set forth in Section 3.1(a).

“Non-Recourse Party” means any past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or representative or Affiliate of any named party to this Agreement and any past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or representative or Affiliate of any of the foregoing.

“Permitted Transferees” means with respect to a Stockholder Party, a Transferee of shares that agrees to become party to, and to be bound to the same extent as its Transferor by the terms of, this Agreement.

“shares” means shares of Common Stock held by Sponsor immediately following the Merger and the shares of Common Stock received by the other Stockholder Parties pursuant to the Merger Agreement.

“Sponsor” means Trine Sponsor 1H, LLC, a Delaware limited liability company.

“Sponsor Designee” has the meaning set forth in the Stockholders Agreement.

“Stockholder Parties” has the meaning set forth in the Preamble.

“Stockholders Agreement” means the Stockholders Agreement, dated as of August 26, 2020, by and among Trine and Sponsor.

1.2                               Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.  Unless the context otherwise requires: (a) “or” is disjunctive but not exclusive, (b) words in the singular include the plural, and in the plural include the singular, and (c) the words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to sections of this Agreement unless otherwise specified.

ARTICLE II
CONFIDENTIALITY

2.1                               Confidentiality.  Each Stockholder Party agrees that it will, and will direct its designated representatives to, keep confidential and not disclose any Confidential Information; provided, however, that each Stockholder Party and its designated representatives may disclose Confidential Information (a) to Sponsor and the Sponsor Designee, (b) to its designated representatives and (c) as the Company may otherwise consent in writing; provided, further, however, that each Stockholder Party agrees to be responsible for any breaches of this Article II by such Stockholder Party’s designated representatives and agrees, at its sole expense, to take all reasonable measures (including, but not limited to, court proceedings) to restrain its designated representatives from prohibited or unauthorized disclosure of the Confidential Information.

ARTICLE III
LOCKUP

3.1                               Lockup.  (a) During the period beginning on the effective time of the Merger and continuing to and including the date that is 180 days after the Closing Date (in each case, the “Lock-Up Period”), each Stockholder Party agrees not to, directly or indirectly, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares, or any options or warrants to purchase any shares, or any securities convertible into, exchangeable for or that represent the right to receive shares, or any interest in any of the foregoing, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the U.S. Securities and Exchange Commission (collectively, the “covered shares”).  The foregoing restriction is expressly agreed to preclude such Stockholder Parties from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the covered shares even if such covered shares would be disposed of by someone other than such Stockholder Parties.  Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any of the covered shares or with respect to any security that includes, relates to, or derives any significant part of its value from such covered shares.

(b)                                 Notwithstanding the foregoing, a Stockholder Party may transfer or dispose of its shares (i) by will or intestacy, (ii) as a bona fide gift or gifts, including to charitable organizations, (iii) to any trust, partnership, limited liability company or other entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this Section 3.1, “immediate family” shall mean any relationship by blood, current or former marriage or adoption, not more remote than first cousin), (iv) to any immediate family member or other dependent, (v) as a distribution to limited partners, members or stockholders of such Stockholder Party, (vi) to its Affiliated investment fund or other Affiliated entity controlled or managed by such Stockholder Party or its Affiliates, (vii) to a nominee or custodian of a Person to whom a disposition or transfer would be permissible under clauses (i) through (vi) above, (viii) pursuant to an order or decree of a Governmental Authority, (ix) from an executive officer to the Company or its Subsidiary or parent entities upon death, disability or termination of employment, in each case, of such executive officer, (x) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction in each case made to all holders of the shares involving a Change of Control (as defined below) (including negotiating and entering into an agreement providing for any such transaction), provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, such Stockholder Party’s shares shall remain subject to the provisions of this Section 3.1, (xi) to the Company (1) pursuant to the exercise, in each case on a “cashless” or “net exercise” basis, of any option to purchase shares granted by the Company pursuant to any employee benefit plans or arrangements which are set to expire during the Lock-Up Period, where any shares received by the undersigned upon any such exercise will be subject to the terms of this Section 3.1, or (2) for the purpose of satisfying any withholding taxes (including estimated taxes) due as a result of the exercise of any option to purchase shares or the vesting of any restricted stock awards granted by the Company pursuant to employee benefit plans or arrangements which are set to expire or automatically vest during the Lock-Up Period, in each case on a “cashless” or “net exercise” basis, where any shares received by such Stockholder Party upon any such exercise or vesting will be subject to the terms of this Section 3.1, or (xii) with the prior written consent of the Company; provided that:

(i)                                     in the case of each transfer or distribution pursuant to clauses (ii) through (vii) above, (a) each donee, trustee, distributee or transferee, as the case may be, agrees to be bound in writing by the restrictions set forth in this Section 3.1; and (b) any such transfer or distribution shall not involve a disposition for value, other than with respect to any such transfer or distribution for which the transferor or distributor receives (x) equity interests of such transferee or (y) such transferee’s interests in the transferor;

(ii)                                  in the case of each transfer or distribution pursuant to clauses (ii) through (vii) above, if any public reports or filings (including filings under Section 16(a) of the Exchange Act) reporting a reduction in beneficial ownership of shares shall be required or shall be voluntarily made during the Lock-Up Period (a) such Stockholder Party shall provide the Company prior written notice informing them of such report or filing and (b) such report or filing shall disclose that such donee, trustee, distributee or transferee, as the case may be, agrees to be bound in writing by the restrictions set forth herein; and

(iii)                               for purposes of clause (x) above, “Change of Control” shall mean the transfer to or acquisition by (whether by tender offer, merger, consolidation, division or other similar transaction), in one transaction or a series of related transactions, a Person or group of Affiliated Persons (other than an underwriter pursuant to an offering), of the Company’s voting securities if, after such transfer or acquisition, such Person or group of Affiliated Persons would Beneficially Own more than 50% of the outstanding voting securities of the Company (or the surviving entity).

(c)                                  Each Stockholder Party shall be permitted to enter into a trading plan established in accordance with Rule 10b5-1 under the Exchange Act during the applicable Lock-Up Period so long as no transfers or other dispositions of such Stockholder Party’s shares in contravention of Section 3.1 are effected prior to the expiration of the applicable Lock-Up Period.

(d)                                 Each Stockholder Party also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the covered shares except in compliance with the foregoing restrictions and to the addition of a legend to such Stockholder Party’s shares describing the foregoing restrictions.

ARTICLE IV
GENERAL PROVISIONS

4.1                               Termination.  Subject to Section 4.13 or the early termination of any provision as a result of an amendment to this Agreement agreed to by the Board and the Stockholder Parties, as provided under Section 4.3, this Agreement (other than Article IV hereof), shall terminate with respect to each Stockholder Party and its Permitted Transferees at such time as such Stockholder Party and its Permitted Transferees collectively Beneficially Own less than 1.0% of the outstanding shares; provided that this Agreement shall not terminate with respect to any

Stockholder Party or Permitted Transferee thereof subject to the restrictions in Section 3.1, until such time as such Stockholder Party or Permitted Transferee is no longer subject to the restrictions contained in Section 3.1.

4.2                               Notices.  All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service or (iv) when e-mailed during normal business hours (and otherwise as of the immediately following Business Day), addressed as follows:

If to the Company, to:

Desktop Metal, Inc.
63 Third Avenue
Burlington, MA 01803
Attn:                   Meg Broderick; Elizabeth Linardos
E-mail:        meg.broderick@desktopmetal.com;
                                                elizabeth.linardos@desktopmetal.com

with a copy (not constituting notice) to:

Latham & Watkins LLP
200 Clarendon St.
Boston, MA 02116
Attn:                   John Chory
                                                Ryan Maierson
E-mail:        john.chory@lw.com
                                                ryan.maierson@lw.com

If to any Stockholder Party, to such address indicated on the Company’s records with respect to such Stockholder Party or to such other address or addresses as such Stockholder Party may from time to time designate in writing.

4.3                               Amendment; Waiver.  (a) The terms and provisions of this Agreement may be amended or modified in whole or in part only by a duly authorized agreement in writing executed by the Company and Stockholder Parties holding a majority of the shares then held by the Stockholder Parties in the aggregate as to which this Agreement has not been terminated pursuant to Section 4.1.  Prior to the consummation of the Merger, this Agreement may not be amended without the prior written consent of Legacy DM.

(b)                                 Except as expressly set forth in this Agreement, neither the failure nor delay on the part of any party hereto to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.

(c)                                  No party shall be deemed to have waived any claim arising out of this Agreement, or any right, remedy, power or privilege under this Agreement, unless the waiver of such claim, right, remedy, power or privilege is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

(d)                                 Any party hereto may unilaterally waive any of its rights hereunder in a signed writing delivered to the Company.

4.4                               Further Assurances.  The parties hereto will sign such further documents, cause such meetings to be held, resolutions passed, exercise their votes and do and perform and cause to be done such further acts and things necessary, proper or advisable in order to give full effect to this Agreement and every provision hereof.

4.5                               Assignment.  No party hereto shall assign this Agreement or any part hereof without the prior written consent of the other parties.  Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.  Any attempted assignment in violation of the terms of this Section 4.5 shall be null and void, ab initio.

4.6                               Third Parties.  Except as provided for in Article II, Article III and Article IV with respect to any Non-Recourse Party, nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the parties hereto, any right or remedies under or by reason of this Agreement.

4.7                               Governing Law.  THIS AGREEMENT, AND ALL CLAIMS OR CAUSES OF ACTION BASED UPON, ARISING OUT OF, OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE OR PERMIT THE APPLICATION OF LAWS OF ANOTHER JURISDICTION.

4.8                               Jurisdiction; Waiver of Jury Trial.  Any claim, action, suit, assessment, arbitration or proceeding (an “Action”) based upon, arising out of or related to this Agreement, or the transactions contemplated hereby, shall be brought in the Court of Chancery of the State of Delaware or, if such court declines to exercise jurisdiction, any federal or state court located in New York County, New York, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such Action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the Action shall be heard and determined only in any such court, and agrees not to bring any Action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court.  Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law, or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this Section 4.8.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

4.9                               Specific Performance.  The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties do not perform their obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions.  The parties acknowledge and agree that (a) the parties shall be entitled to an injunction, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, without proof of damages, prior to the valid termination of this Agreement, and (b) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, none of the parties would have entered into this Agreement.  Each party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other parties have an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity.  The parties acknowledge and agree that any party seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 4.9 shall not be required to provide any bond or other security in connection with any such injunction.

4.10                        Entire Agreement.  This Agreement constitutes the entire agreement among the parties relating to the transactions contemplated hereby and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the parties hereto relating to the transactions contemplated hereby.  No representations, warranties, covenants, understandings, agreements, oral or otherwise, relating to the transactions contemplated by this Agreement exist between the parties except as expressly set forth or referenced in this Agreement.

4.11                        Severability.  If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect.  The parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties.

4.12                        Captions; Counterparts.  The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.  This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

4.13                        Effectiveness; Termination of Existing Stockholders and Securityholders Agreements.  This Agreement shall be valid and enforceable as of the date of this Agreement and may not be revoked by any party hereto; provided that the provisions herein (other than this Article IV) shall not be effective until the consummation of the Merger.  In the event the Merger Agreement is terminated in accordance with its terms, this Agreement shall automatically terminate and be of no further force or effect.

4.14                        Non-Recourse.  This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby may only be brought against, the entities that are expressly named as parties hereto, and then only with respect to the specific obligations set forth herein with respect to such party.  Except to the extent a named party to this Agreement (and then only to the extent of the specific obligations undertaken by such named party in this Agreement), no Non-Recourse Party shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of the parties to this Agreement or for any claim based on, arising out of, or related to this Agreement or the transactions contemplated hereby.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Confidentiality and Lockup Agreement on the day and year first above written.

TRINE ACQUISITION CORP.

By:	/s/ Pierre Henry
Name: Pierre Henry
Title: Chief Financial Officer

[Signature Page to Confidentiality and Lockup Agreement]

NEW ENTERPRISE ASSOCIATES 15, L.P.

By: NEA Partners 15, L.P., its general partner

By: NEA 15 GP, LLC, its general partner

By:	/s/ Stephanie Brecher
Name: Stephanie Brecher
Title: General Counsel

[Signature Page to Confidentiality and Lockup Agreement]

RIC FULOP

By:	/s/ Ric Fulop
Ric Fulop

[Signature Page to Confidentiality and Lockup Agreement]

KPCB HOLDINGS, INC., AS NOMINEE

By:	/s/ Susan Biglieri
Name: Susan Biglieri
Title: COO/CFO

[Signature Page to Confidentiality and Lockup Agreement]

LUX VENTURES IV, L.P.

By: Lux Venture Partners IV, LLC, its General Partner

By:	/s/ Peter Hebert
Name: Peter Hebert
Title: Managing Member

[Signature Page to Confidentiality and Lockup Agreement]

KDT DESKTOP METAL HOLDINGS, LLC

By:	/s/ Knight, Byron L
Name: Knight, Byron L
Title: Managing Director

[Signature Page to Confidentiality and Lockup Agreement]

GV 2016, L.P.

By: GV 2016 GP, L.P., its General Partner

By: GV 2016 GP, L.L.C., its General Partner

By:	/s/ Daphne Chang
Name: Daphne Chang
Title: Authorized Signatory

[Signature Page to Confidentiality and Lockup Agreement]

FORD MOTOR COMPANY

By:	/s/ Gary A. Johnson
Name: Gary A. Johnson
Title: Chief Manufacturing and Labor Affairs Officer

[Signature Page to Confidentiality and Lockup Agreement]

/s/ Anastasios John Hart
Anastasios John Hart

[Signature Page to Confidentiality and Lockup Agreement]

/s/ Ricardo Chin
Ricardo Chin

[Signature Page to Confidentiality and Lockup Agreement]

/s/ Jonah Myerberg
Name: Jonah Myerberg
Title: CTO

[Signature Page to Confidentiality and Lockup Agreement]

/s/ Yet-Ming Chiang
Yet-Ming Chiang

[Signature Page to Confidentiality and Lockup Agreement]

/s/ Matt Verminski
Matt Verminski

[Signature Page to Confidentiality and Lockup Agreement]

/s/ Emanuel Sachs
Technical Fellow Desktop Metal

[Signature Page to Confidentiality and Lockup Agreement]

By:	/s/ Christopher A. Schuh
Name: Christopher A. Schuh
Title: Founder, Desktop Metal

[Signature Page to Confidentiality and Lockup Agreement]

Executed by Future Fund Investment Company No.4 Pty Ltd (ABN 134 338 908) by its attorney under power of attorney dated July 10, 2019 (who, by signing, confirms they have received no notice of revocation of that power):

By:	/s/ Kylie Yong
Name: Kylie Yong
Title: Company Secretary

[Signature Page to Confidentiality and Lockup Agreement]

EXECUTED on behalf of THE NORTHERN TRUST COMPANY (ABN 62 126 279 918), a company incorporated in the State of Illinois in the United States of America, solely in its capacity as custodian for Future Fund Investment Company No.4 Pty Ltd (ABN 134 338 908); provided, that The Northern Trust Company (ABN 62 126 279 918) (the “FF Investor”) enters into and is liable under this Agreement only in its capacity as custodian for the Future Fund Investment Company No.4 Pty Ltd (ACN 134 338 908) (the “FF Beneficial Investor”), and to the extent that the FF Investor is actually indemnified by the FF Beneficial Investor; provided, further that, to the extent this provision operates to reduce the amounts for which the FF Investor would otherwise be liable to any person, the FF Beneficial Investor will pay or procure the payment of such amounts to such person.

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/s/ James Mclaren
by	JAMES MCLAREN	By executing this agreement the signatory warrants that the signatory is duly authorized to execute this agreement on behalf of THE NORTHERN TRUST COMPANY being a person who, in accordance with the laws of that territory, is acting under the authority of the company.

[Signature Page to Confidentiality and Lockup Agreement]

Ric Fulop - Bluebird Trust

BLUEBIRD TRUST

By:	/s/ Steven Papa
Name:	Steven Papa
Title:	Trustee

[Signature Page to Confidentiality and Lockup Agreement]

Ric Fulop - Khaki Campbell Trust

KHAKI CAMPBELL TRUST

By	/s/ Steven Papa
Name:	Steven Papa
Title:	Trustee

[Signature Page to Confidentiality and Lockup Agreement]

Ric Fulop - Red Tailed Hawk Trust

RED TAILED HAWK TRUST

By:	/s/ Steven Papa
Name:	Steven Papa
Title:	Trustee

[Signature Page to Confidentiality and Lockup Agreement]

Exhibit A

New Enterprise Associates 15, L.P.

KPCB Holdings, Inc., as nominee

Lux Ventures IV, L.P.

GV 2016, L.P.

Ric Fulop

KDT Desktop Metal Holdings, LLC

The Northern Trust Company, in its capacity as custodian for the Future Fund Investment

Company No. 4 Pty Ltd

Ford Motor Company

Anastasios John Hart

Ricardo Chin

Jonah Myerberg

Christopher Schuh

Yet-Ming Chiang

Matt Verminski

Emanuel Sachs

Bluebird Trust

Khaki Campbell Trust

Red Tailed Hawk Trust

Exhibit B

FORM OF JOINDER TO CONFIDENTIALITY AND LOCKUP AGREEMENT

[      ], 20

Reference is made to the Confidentiality and Lockup Agreement, dated as of August 26, 2020, by and among Trine Acquisition Corp. (the “Company”) and the other Stockholder Parties (as defined therein) from time to time party thereto (as amended from time to time, the “Confidentiality and Lockup Agreement”).  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Confidentiality and Lockup Agreement.

Each of the Company and each undersigned holder of shares of the Company (each, a “New  Stockholder Party”) agrees that this Joinder to the Confidentiality and Lockup Agreement (this “Joinder”) is being executed and delivered for good and valuable consideration.

Each undersigned New Stockholder Party hereby agrees to and does become party to the Confidentiality and Lockup Agreement as a Stockholder Party.  This Joinder shall serve as a counterpart signature page to the Confidentiality and Lockup Agreement and by executing below each undersigned New Stockholder Party is deemed to have executed the Confidentiality and Lockup Agreement with the same force and effect as if originally named a party thereto.

This Joinder may be executed in multiple counterparts, including by means of facsimile or electronic signature, each of which shall be deemed an original, but all of which together shall constitute the same instrument.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the undersigned have duly executed this Joinder as of the date first set forth above.

[NEW STOCKHOLDER PARTY]

By:
Name:
Title

DESKTOP METAL, INC.

By:
Name:
Title: